Exhibit 99.1
Lightbridge Announces Third Quarter 2005 Financial Results
Company Exceeds Revenue and EPS Guidance
Authorize.Net Revenue Grows 33% Year over Year and
Adds Over 5,700 Net New Merchants
Burlington, MA — October 26, 2005 — Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce, analytics and decisioning company, today reported financial results for the third quarter ended September 30, 2005.
Revenue from continuing operations for the third quarter of 2005 was $27.2 million compared to $30.4 million for the third quarter of 2004. This represents a decrease of 10% compared to the prior year due primarily to lower revenue from Telecom Decisioning Services (TDS) clients. Authorize.Net revenue for the third quarter of 2005 was a record $11.7 million, an increase of 33% over the $8.8 million reported in the third quarter of 2004.
The Company reported net income from continuing operations of $1.8 million, or $0.06 per fully diluted share, during the third quarter of 2005, versus a net loss of $1.2 million, or $(0.05) per fully diluted share, for the comparable period of 2004. Included in the third quarter 2005 results are a $1.5 million charge including a restructuring charge of $0.9 million and a related non-cash asset impairment charge of $0.6 million associated with the decision to vacate the excess office space at the Company’s Burlington, Massachusetts headquarters. In the comparable quarter in 2004, the Company incurred a restructuring charge of $2.0 million.
Total revenue from continuing operations for the first nine months of 2005 was $81.0 million compared to $86.0 million for the first nine months of 2004. Net income from continuing operations for the first nine months of 2005 was $6.1 million, or $0.22 per diluted share, versus a net income of $309,000, or $0.01, per diluted share, during the first nine months of 2004.
“Lightbridge experienced another solid quarter with performance exceeding expectations in both our Authorize.Net and Telecom Decisioning businesses,” said Bob Donahue, president and CEO of Lightbridge. “Authorize.Net had a record-breaking quarter and continues to demonstrate the strong

Lightbridge Announces Third Quarter 2005 Financial Results--Page 2

growth trends we are seeing in the e-commerce industry. Our Telecom Decisioning Services unit also performed favorably this quarter with an increased number of applications processed through our data center over the prior quarter. We also signed a contract extension with Alltel during the quarter.”
Donahue continued, “As we look ahead, we plan to remain focused on growing our payment processing business, increasing overall productivity and maintaining a strong profit performance and balance sheet in order to deliver shareholder value. In addition, the Company plans to continue its efforts to explore strategic alternatives for the TDS business as well as growth opportunities for Authorize.Net. We are excited about the future of Lightbridge and expect to make further comments about our expectations for 2006 in our year-end results release scheduled for early 2006.”
Authorize.Net Metrics
•	Added a record 15,483 new merchants in the third quarter of 2005 with net new additions totaling over 5,700

•	Active Merchants as of September 30, 2005 at a record 130,000, up 20% over the prior year

•	Number of transactions increased to a record 62.1 million, a 24% increase over the comparable quarter last year

•	Processed a record $6.0 billion of merchant transactions in the third quarter, up 36% compared to the comparable period in 2004
Selected Highlights
•	Announced a major release of our eCheck.Net® product including enhancements and features such as improved up-front transaction validation, additional reporting capabilities and the ability to initiate the eCheck.Net setup process from within the Authorize.Net Reseller Interface.

•	Dydacomp, a leading provider of business automation software for the catalog industry, announced adoption of eCheck.Net, which will allow Dydacomp’s 10,000 merchants to expand the payment options and convenience available to their customers.

•	Announced that Alltel extended its contract for use of Lightbridge’s credit and risk evaluation products and services. Lightbridge has provided a variety of products and services to Alltel since 1992.

•	Announced a sharp increase in new Corporate Governance Quotient (CGQ™) data released by Institutional Shareholder Services (ISS). Lightbridge’s index rating rose from 46.2 in May 2005 to 94.0 as of September 10, 2005, and its industry ranking rose from 69.2 in May 2005 to 85.7 as of September 10, 2005.

Lightbridge Announces Third Quarter 2005 Financial Results--Page 3

Cash and Short-Term Investments
At September 30, 2005, Lightbridge’s cash and short-term investment position was $80.5 million, compared to $52.2 million at December 31, 2004. This includes funds due to merchants of $6.9 million compared to $5.6 million at December 31, 2004.
Company Performance versus Previous Guidance — Third Quarter 2005
Lightbridge’s revenue from continuing operations of $27.2 million was above the Company’s estimates released on July 27, 2005 of $24.0 to $25.5 million for the third quarter of 2005, and in line with the preliminary results released on October 11, 2005 of between $27.0 to $28.0 million. The Company’s guidance in its July 27, 2005 release included revenue expectations for Authorize.Net of $10.5 to $11.0 million. Actual Authorize.Net revenues were $11.7 million.
Similarly, Lightbridge’s earnings per share from continuing operations of $0.06 for the third quarter of 2005 was effectively better than its July 27, 2005 guidance range of $0.01 to $0.06 which did not include restructuring and asset impairment charges. EPS results were in line with the preliminary results issued October 11, 2005 of $0.02 to $0.06 which took these charges into account.
Company Guidance — Fourth Quarter 2005
Lightbridge estimates total revenue will be in the range of $25.5 to $27.0 million, with Authorize.Net expected to contribute in the range of $12.0 to $12.5 million. Earnings per share is expected to be between $0.06 and $0.10. The Company’s guidance is as of the date of this release.
Conference Call Information
Lightbridge will conduct a conference call today, Wednesday, October 26, 2005 at 5:00 pm (ET) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the “Investor Relations” section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company’s website for one week. The call can also be accessed live over the phone by dialing 888-802-8576 or for international callers by dialing 973-935-8515. The replay will be available one hour after the call and can be accessed by dialing 877-519-4471 or for international callers by dialing 973-341-3080. The passcode number is 6569064. The replay will be available until November 9, 2005.

Lightbridge Announces Third Quarter 2005 Financial Results--Page 4

About Lightbridge
Lightbridge, Inc. (NASDAQ:LTBG) is a leading e-commerce, analytics and decisioning company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification, and payment authorization. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.
###
Contacts:
Lynn Ricci
Director, Investor & Media Relations
Lightbridge, Inc.
781/359-4854
lricci@lightbridge.com
Note to Editors: LIGHTBRIDGE, AUTHORIZE.NET and eCheck.Net are registered trademarks the Lightbridge logo is a trademark of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.
Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s focus on growing its payment processing business, increasing productivity and maintaining a strong profit performance and balance sheet in order to deliver shareholder value, the Company’s plans to continue to explore strategic alternatives for its TDS business and growth opportunities for Authorize.Net, and the fourth quarter of 2005 financial guidance are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company’s revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (v) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or the acquisition of Authorize.Net, (vi) the impact of restructuring and other charges on the Company’s business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, (viii) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net’s business and dependence on relationships with third party payment processors, (ix) potential state, federal and international regulation of voice conferencing and related compliance and operating costs, regulatory assessments and potential suspensions of service pending compliance with such regulation, (x) the impact of the divestiture of the Company’s INS business on its business and operations, and (xi) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2004 Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements.

Lightbridge Announces Third Quarter 2005 Financial Results--Page 5

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
(in thousands, except per share data)
Restated for discontinued operations

	Quarter Ended
	September 30,		September 30,
	2005	June 30, 2005	2004

Revenues	$27,232	$26,564	$30,421

Cost of revenues	12,288	12,016	15,252

Gross profit	14,944	14,548	15,169

Operating expenses:
Engineering and development	3,502	3,553	4,907
Sales and marketing	4,461	4,444	5,396
General and administrative	4,113	4,092	4,928
Restructuring charges and related asset impairments	1,544	(8)	1,969

Total operating expenses	13,620	12,081	17,200

Income (loss) from operations	1,324	2,467	(2,031)

Other income, net	489	328	164

Income (loss) from continuing operations before provision for income taxes	1,813	2,795	(1,867)

Provision for (benefit from) income taxes	58	34	(622)

Income from continuing operations	1,755	2,761	(1,245)

Discontinued operations, net of income taxes:
Gain on sale of INS assets	—	12,689	—
Discontinued operations	(268)	168	(3,055)

Total discontinued operations, net of income taxes	(268)	12,857	(3,055)

Net income (loss)	$1,487	$15,618	$(4,300)

Net income (loss) per common share (basic):
From continuing operations	$0.07	$0.10	$(0.05)
From discontinued operations	(0.01)	0.49	(0.11)

Net income (loss) per common share (basic):	$0.06	$0.59	$(0.16)

Net income (loss) per common share (diluted):
From continuing operations	$0.06	$0.10	$(0.05)
From discontinued operations	(0.01)	0.48	(0.11)

Net income (loss) per common share (diluted):	$0.05	$0.58	$(0.16)

Basic weighted average shares	26,678	26,623	26,482

Diluted weighted average shares	27,345	27,014	26,482

Lightbridge Announces Third Quarter 2005 Financial Results--Page 6

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
(in thousands, except per share data)
Restated for discontinued operations

	9 Months Ended
	September 30,	September 30,
	2005	2004

Revenues	$80,969	$85,973

Cost of revenues	37,800	43,801

Gross profit	43,169	42,172

Operating expenses:
Engineering and development	10,978	13,747
Sales and marketing	13,375	13,290
General and administrative	11,734	12,098
Restructuring charges and related asset impairments	1,920	2,458
Purchased in-process research and development	—	679

Total operating expenses	38,007	42,272

Income (loss) from operations	5,162	(100)

Other income, net	1,079	464

Income from continuing operations before provision for income taxes	6,241	364

Provision for income taxes	163	55

Income from continuing operations	6,078	309

Discontinued operations, net of income taxes:
Gain on sale of INS assets	12,689	—
Discontinued operations	(2,352)	(4,777)

Total discontinued operations, net of income taxes	10,337	(4,777)

Net income (loss)	$16,415	$(4,468)

Net income (loss) per common share (basic):
From continuing operations	$0.23	$0.01
From discontinued operations	0.39	(0.18)

Net income (loss) per common share (basic):	$0.62	$(0.17)

Net income (loss) per common share (diluted):
From continuing operations	$0.22	$0.01
From discontinued operations	0.38	(0.18)

Net income (loss) per common share (diluted):	$0.60	$(0.17)

Basic weighted average shares	26,631	26,689

Diluted weighted average shares	27,120	26,795

Lightbridge Announces Third Quarter 2005 Financial Results--Page 7

Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information
(in thousands, except percentage amounts)
Restated for discontinued operations

	Quarter Ended
	September 30,		September 30,
	2005	June 30, 2005	2004

Revenues:
TDS	$15,518	$15,817	$21,582
Payment Processing	11,714	10,747	8,839
Instant Conferencing	—	—	—

Total revenues	$27,232	$26,564	$30,421

Gross Profit (Loss):
TDS	$5,776	$6,078	$8,969
Payment Processing	9,168	8,470	6,200
Instant Conferencing	—	—	—

Total gross profit	$14,944	$14,548	$15,169

Gross Profit %:
TDS	37.2%	38.4%	41.6%
Payment Processing	78.3%	78.8%	70.1%
Instant Conferencing	—	—	N/A

Total gross profit %	54.9%	54.8%	49.9%

Operating Income (Loss):
TDS	$2,859	$3,204	$3,880
Payment Processing	3,255	2,453	876
Instant Conferencing	—	—	—

Sub-total — Reportable segments	6,114	5,657	4,756
Reconciling items (1)	(4,790)	(3,190)	(6,787)

Consolidated total	$1,324	$2,467	$(2,031)

(1)	— Reconciling items from segment operating income to consolidated operating loss include the following:

	Quarter Ended
	September 30,		September 30,
	2005	June 30, 2005	2004
Restructuring costs	$(1,544)	$8	$(1,969)
Unallocated corporate and centralized marketing, general and administrative expenses	(3,246)	(3,198)	(4,818)

Total	$(4,790)	$(3,190)	$(6,787)

Lightbridge Announces Third Quarter 2005 Financial Results--Page 8

Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information
(in thousands, except percentage amounts)
Restated for discontinued operations

	9 Months Ended
	September 30,	September 30,
	2005	2004

Revenues:
TDS	$48,408	$68,996
Payment Processing	32,561	16,977
Instant Conferencing	—	—

Total revenues	$80,969	$85,973

Gross Profit (Loss):
TDS	$17,727	$30,027
Payment Processing	25,442	12,145
Instant Conferencing	—	—

Total gross profit	$43,169	$42,172

Gross Profit (Loss) %:
TDS	36.6%	43.5%
Payment Processing	78.1%	71.5%
Instant Conferencing	—	N/A

Total gross profit %	53.3%	49.1%

Operating Income (Loss):
TDS	$8,538	$13,922
Payment Processing	7,805	1,538
Instant Conferencing	—	—

Sub-total — Reportable segments	16,343	15,460
Reconciling items (1)	(11,181)	(15,560)

Consolidated total	$5,162	$(100)

(1)	— Reconciling items from segment operating income to consolidated operating loss include the following:

	9 Months Ended
	September 30,	September 30,
	2005	2004
Restructuring costs	$(1,920)	$(2,458)
Unallocated corporate and centralized marketing, general and administrative expenses	(9,261)	(13,102)

Total	$(11,181)	$(15,560)

Lightbridge Announces Third Quarter 2005 Financial Results--Page 9

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Balance Sheets
(in thousands)
Restated for discontinued operations

	September 30,	December 31,
	2005	2004
Assets

Current assets:
Cash and cash equivalents	$75,373	$39,036
Short-term investments	3,056	12,589
Restricted cash	2,100	600

Total cash and short term investments	80,529	52,225

Accounts receivable, net	12,159	14,368
Other current assets	1,860	2,189
Current assets related to assets sold	1,345	5,490
Current assets of discontinued operations	—	25

Total current assets	95,893	74,297

Property and equipment, net	10,824	15,819
Other assets, net	143	197
Goodwill	57,628	57,628
Intangible assets, net	19,122	21,247
Non-current assets related to assets sold	300	753
Non-current assets of discontinued operations	184	545

Total assets	$184,094	$170,486

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$12,447	$13,088
Deferred rent obligation	675	1,592
Deferred revenues	3,014	2,331
Funds due to merchants	6,919	5,558
Reserve for restructuring	1,439	2,515
Current liabilities related to assets sold	963	5,318
Current liabilities of discontinued operations	34	298

Total current liabilities	25,491	30,700
Deferred rent, less current portion	1,817	2,709
Long-term liabilities	967	149
Non-current liabilities of discontinued operations	720	—

Total liabilities	28,995	33,558

Commitments and contingencies

Stockholders’ equity:
Common stock	302	300
Additional paid-in capital	169,111	167,465
Warrants	—	206
Currency translation	129	(184)
Retained earnings	6,344	(10,072)

Total	175,886	157,715
Less: treasury stock, at cost	(20,787)	(20,787)

Total stockholders’ equity	155,099	136,928

Total liabilities and stockholders’ equity	$184,094	$170,486